POWER OF ATTORNEY

I, Marty Casteel, Officer of Simmons First National Corporation, hereby constitute, appoint and authorize David W. Garner, Kevin W. Pletcher or Piper P. Erwin to execute on my behalf any Form 3's, Form 4's or Form 5's required to be filed with the United States Securities and Exchange Commission at any time until such time as I revoke this power of attorney in writing.






1-22-07                                     /s/ Marty Casteel
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Date                                        Signature